Exhibit 23.3

Our Ref: SHAWB.0001

Your Ref:

11 December 2025

REGENIQUE GROUP LIMITED

89 Nexus Way

Camana Bay, Grand Cayman

KYI-9009 Cayman Islands

Dear Sirs,

LETTER OF CONSENT

We hereby consent to the use of our legal opinion in, and the filing hereof as an exhibit to, the Post- Effective Amendment No. 1 to the registration statement on Form F-1 (File No. 333-291211) initially filed on 1 November 2025 and became effective on 19 November 2025, and to the reference to our name in such Post-Effective Amendment No. 1. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully

Marcus Chow

Partner

BIRD & BIRD ATMD LLP

+65 6248 9425

marcus.chow@twobirds.com

We do not accept service of court documents by facsimile.

Bird & Bird ATMD LLP is a Singapore law practice registered as a limited liability partnership in Singapore with registration number T08LL0001K and is associated with Bird & Bird LLP.